UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 16, 2005

iCURIE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)
1395 Brickell Avenue, Suite 800
Miami, Florida 33131
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (305) 529-6290
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     Series B Offering. On December 16, 2005 (the “Closing Date”), iCurie, Inc. (the “Company”) issued 3,063,402 shares of its newly designated Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred”), to certain individuals and entities (the “Series B Holders”), together with warrants (the “Warrants”) to purchase approximately 1,531,700 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for an aggregate of $3,063,402 in cash. The sale of Series B Preferred and Warrants (the “Series B Offering”) was effected pursuant to Subscription Agreements between the Company and the Series B Holders, each effective as of December 16, 2005. In connection with the Series B Offering, the Company entered into a Registration Rights Agreement dated as of December 16, 2005 with the Series B Holders and the Placement Agents (as defined below) (the “Registration Rights Agreement”). The terms of the Series B Preferred are set forth in a Certificate of Designation to the Company’s Amended and Restated Articles of Incorporation, which certificate was filed on November 30, 2005. Fifty percent (50%) of the Warrants are exercisable at $1.50 per share of Common Stock and fifty percent (50%) of the Warrants are exercisable at $3.00 per share of Common Stock.
     In connection with the Series B Offering, Indigo Securities LLC and Bridgehead Group Limited (collectively, the “Placement Agents”) and certain of their assigns received (i) a cash fee of approximately $216,340, (ii) warrants to purchase 210,000 shares of Series B Preferred, and (iii) warrants to purchase 6,340 shares of Common Stock (collectively, the “Placement Agent Warrants”) pursuant to Placement Agent Agreements between the Company and each of the Placement Agents.
     The issuance of the Series B Preferred, Warrants and Placement Agent Warrants were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof. The Company made this determination in part based on the representations of the recipients of such securities, which included, in pertinent part, that such parties were either (i) not “U.S. persons” as defined in Regulation S of the Securities Act or (ii) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
     Terms of Series B Preferred. Subject and subordinate to the liquidation rights of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”), in the event of any sale of the Company, the holders of the Series B Preferred shall be entitled to receive in preference to the holders of the Common Stock a per share amount equal to $1.00 (the “Liquidation Preference”). After the payment of the Liquidation Preference to the holders of the Series B Preferred, the remaining assets of the Company shall be distributed ratably to the holders of the Common Stock. A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the pre-transaction shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a sale of the Company.
     Subject and subordinate to the liquidation rights of the Series A Preferred, in the event of any bankruptcy filing or dissolution by the Company, the holders of the Series B Preferred shall be entitled to receive in preference to the holders of the Common Stock a per share amount equal to the Liquidation Preference. After the payment of the Liquidation Preference to the holders of the Series B Preferred, the remaining assets shall be distributed ratably to the holders of the Common Stock, the Series A Preferred, and Series B Preferred on a common equivalent basis.
     The holders of the Series B Preferred have the right to convert the Series B Preferred at any time into shares of Common Stock at an initial conversion rate of 1:1, subject to adjustment as provided below. At the option of the Company, the Series B Preferred shall be converted into Common Stock, at the then applicable conversion price, in the event that (i) the holders of at least a majority of the outstanding Series B Preferred consent to such conversion; (ii) all of the holders of the outstanding Series A Preferred shares convert to Common Stock; (iii) the Company receives $15 million of additional equity based financing after the Closing Date at three (3) times then current conversion price of the Series B Preferred; or (iv) the Common Stock trades at a price per share equal to three (3) times the then current conversion price of the Series B Preferred for 20 consecutive trading days and such shares are traded at an average daily dollar volume of $250,000 (average share price times the average volume) during the same 20 day trading period.
     The conversion price of the Series B Preferred and the exercise price of the Warrants are subject to a weighted average antidilution adjustment (based on all outstanding shares of preferred and Common Stock) to reduce dilution in the event that the Company issues additional equity securities (other than shares issued pursuant to outstanding and reserved employee options and certain other specified issuances) at a purchase price less than the applicable conversion price in the case of the Series B Preferred or the applicable exercise price in the case of the Warrants. The conversion price is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.
     The Series B Preferred vote together with the Common Stock and not as a separate class. Each share of Series B Preferred has a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series B Preferred.
     Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company is required to file a Registration Statement (the “Initial Registration Statement”) covering the Common Stock (i) into which the Series B Preferred is convertible and (ii) for which the Warrants and Placement Agent Warrants are exercisable (collectively the “Registrable Securities”) within six (6) months after the Company’s Registration Statement on Form SB-2 (SEC File No. 333-127193) is declared effective. The Company is required to maintain the effectiveness of the Initial Registration Statement through the first anniversary of the Closing Date and shall use its best efforts to maintain the effectiveness of the Initial Registration Statement through the second anniversary of the Closing Date.
     If the Initial Registration Statement is not effective at any time during the period beginning 270 days after the Closing Date and ending one year after the Closing Date, holders of the Registrable Securities holding more than $500,000 in value of the Registrable Securities may require the Company to use its best efforts to cause such shares to be registered. The Company shall not be obligated to effect more than two (2) registrations under such demand registration provisions.
     Subject to certain conditions, the holders of the Registrable Securities shall be entitled to “piggy back” registration rights on all registrations of the Company. Holders of the Registrable Securities shall be entitled to unlimited demand registrations on Form S-3 (if available to the Company) so long as such registered offerings are not less than $500,000. The Company shall bear registration expenses of all such demands, piggy backs, and S-3 registrations.
     Item 3.02 Unregistered Sales of Equity Securities.
     See Item 1.01 above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005	iCURIE, INC.
	By:	/s/ Michael Karpheden
Michael Karpheden
Chief Financial Officer

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